UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF

THE SECURITIES EXCHANGE ACT OF 1934

Date of Report (date of earliest event reported): December 1, 2011

Z TRIM HOLDINGS, INC.

(Exact name of registrant as specified in its charter)

Illinois	000-27841	36-4197173
(State or other jurisdiction of incorporation or organization)	(Commission file number)	(I.R.S. employer identification no.)

1011 Campus Drive Mundelein, IL 60060 (Address of principal executive offices)		60060 (Zip code)
Registrant’s telephone number, including area code:  (847) 549-6002
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Item 5.07	Submission of Matters to a Vote of Security Holders.

At the Annual Meeting held on December 1, 2011, the total number of shares represented in person or by proxy was 9,022,378 of the 13,453,407 shares of Common Stock outstanding and entitled to vote at the Annual Meeting.
The following matters were voted upon at the Annual Meeting:

1.     Election of Directors:  The following named persons were elected as Directors of the Company to serve until the next Annual Meeting of Shareholders in 2012 or until their successors are elected and qualified.
The votes cast were as follows:
Director Nominee	Number of Votes (cumulative)		Broker Non Votes
	Votes For	Withheld
Steven J. Cohen	4,734,612	12,734	5,895,196
Morris Garfinkle	4,583,596	163,750	5,895,196
Brian S. Israel	4,734,955	12,391	5,895,196
Mark Hershhorn	4,735,308	12,038	5,895,196
Edward Smith III	4,735,108	12,238	5,895,196

2.     Ratification of Independent Registered Accounting Firm:  The shareholders voted to ratify the appointment of M&K CPAs, LLC, as the Company’s independent registered accounting firm for the fiscal year 2011.  The shareholder vote as to this matter was as follows:

9,003,661 votes for	16,856 votes against	1,851 abstentions

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Z TRIM HOLDINGS, INC.

December 5, 2011	By: /s/ Steven J. Cohen
Steven J. Cohen
President